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                                  January 15, 1999


Mr. Richard W. Mora
2500 Wavecrest Drive
Corona del Mar, CA 92625

Dear Mr. Mora:

     This letter ("this Amendment") confirms the following amendments to that certain severance agreement dated November 6, 1998 (the "Agreement") between you and Coastcast Corporation ("Coastcast"):

     1. SEVERANCE PAYMENT. Paragraph 2 of the Agreement is deleted and superseded in its entirety by this Paragraph 1. In lieu of the severance payments previously contemplated by Paragraph 2(a) of the Agreement, Coastcast will pay to you upon execution of this Amendment the gross sum of $425,000, less deductions and withholdings from such gross sum for applicable federal, state, and local income and employment taxes, FICA, etc.

     2. NO RETIREMENT BENEFITS. Paragraph 3 of the Agreement is deleted and superseded in its entirety by this Paragraph 2 in consideration of the release of claims by Coastcast pursuant to Paragraph 5 of this Amendment and the other promises and agreements of Coastcast under this Amendment. You hereby acknowledge and agree that any and all rights you might otherwise have under or in respect of the Coastcast Supplemental Executive Retirement Plan (the "SERP") have been released by you pursuant to Paragraph 10 of the Agreement and any and all rights you might otherwise have to retirement benefits under Paragraph 3 of the Agreement have been released by you pursuant to Paragraph 4 of this Amendment.

     3. YOUR REPRESENTATIONS. To induce Coastcast to execute and deliver this Amendment and to induce Coastcast to release claims against you pursuant to Paragraph 5 of this Amendment, you hereby represent and warrant to Coastcast that:

          (a) You have never received, directly or indirectly, any personal remuneration in connection with or as a result of the delivery of any golf clubheads manufactured by Coastcast or any golf clubs including clubheads manufactured by Coastcast to any person or entity.

          (b) You have never received, directly or indirectly, any personal remuneration in connection with or as a result of any loans by Coastcast to Green Golf Finishing, Inc.

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Mr. Richard W. Mora
January 15, 1999
Page 2

          (c) You have never received, directly or indirectly, any personal remuneration in connection with or as a result of the SERP or purchase of life insurance in connection with the SERP.

     As used in this Paragraph 3, the term "personal remuneration" does not include remuneration paid or benefits provided to you by Coastcast in connection with your employment with Coastcast and does not include $3,000 which you have disclosed was paid to you by The Roberson Company for attending three meetings of the advisory board of that firm in the fall of 1996 and January 1998. You hereby acknowledge that, in entering into this Amendment, Coastcast is relying on, and that the obligations of Coastcast under this Amendment and the effectiveness of the release of claims by Coastcast pursuant to Paragraph 5 of this Amendment are all conditioned on, the truthfulness of the foregoing representations and warranties.

     4. RELEASE OF COASTCAS. Except as provided below in this Paragraph 4, you hereby forever release and discharge Coastcast, all of its respective subsidiaries, and all of their successors, affiliates, assigns, employees, former employees, attorneys, agents, officers, directors, and shareholders from any and all causes of actions, judgments, liens, indebtedness, damages, losses, claims, liabilities, and demands of every kind and character, known or unknown, suspected, or unsuspected, absolute or contingent, which existed immediately prior to the execution of this Amendment, including, but not limited to, claims arising out of or in any manner relating to (i) your employment with Coastcast and/or termination of such employment; (ii) any restrictions on the right of Coastcast or any of the released parties to terminate employees; (iii) any common law claims or actions; (iv) any statements made by any of the released parties; (v) the SERP; (vi) the failure of Coastcast to make the payment contemplated by Paragraph 2(a) of the Agreement to you on January 6, 1999; or (vii) any federal, state, or governmental statute, regulation, or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964 and the Civil Rights Act of 1991, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act, the California Fair Employment and Housing Act, and claims with any division of the California Department of Industrial Relations or Department of Fair Employment and Housing. You hereby waive any and all rights you may have under California Civil Code Section 1542 (or any analogous state law or federal law or regulation) which provides:


     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

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Mr. Richard W. Mora
January 15, 1999
Page 3

     The foregoing release does not apply to any of the obligations of Coastcast under the Agreement as amended by this Amendment, your employee stock option agreement(s), the Coastcast retirement savings plan (which is not the SERP), any rights which you may have under directors and officers liability insurance policies maintained by Coastcast, or the indemnification agreement between you and Coastcast which was executed in 1995 (the "Indemnification Agreement").

     5. RELEASE OF YOU. Except as provided below in this Paragraph 5, Coastcast hereby forever releases and discharges you and your heirs, successors and assigns from any and all causes of actions, judgments, liens, indebtedness, damages, losses, claims, liabilities, and demands of every kind and character, known or unknown, suspected, or unsuspected, absolute or contingent, which existed immediately prior to the execution of this Amendment, including, but not limited to, claims arising out of or in any manner relating to (i) your employment with Coastcast; (ii) the SERP; (iii) purchase of life insurance in connection with the SERP; (iv) loans by Coastcast to Green Golf Finishing, Inc.;
(v) delivery of golf clubs including clubheads manufactured by Coastcast to any person or entity; (vi) your position as an officer, director and employee of Coastcast; or (vii) claims arising out of or resulting from misappropriation of funds or property, fraud, gross negligence, or wilful misconduct, provided that your representations and warranties in Paragraph 3 above are truthful.
Coastcast hereby waives any and all rights it may have under California Civil Code Section 1542 (or any analogous state law or federal law or regulation) which provides as set forth in paragraph 4 above.

     The foregoing release does not apply to any of your representations and warranties or other obligations under the Agreement as amended by this Amendment, your employee stock option agreements(s), the Coastcast retirement savings plan, or the Indemnification Agreement.

     6. ENTIRE AGREEMENT. It is understood and agreed that the Agreement as amended by this Amendment is fully integrated, represents the entire understanding of the parties with respect to the subject matter, and there are no other agreements, representations, promises, or negotiations which have not been expressly set forth herein with respect to the subject of the Agreement as amended by this Amendment. Nothing contained herein shall constitute or imply any admission of liability or wrongdoing by any party. The Agreement as amended by this Amendment can be further amended, modified, or terminated only by an instrument in writing executed by you and the chief executive officer of Coastcast.

     7. AGREEMENT REMAINS IN EFFECT. The Agreement, as amended by this Amendment, shall remain in full force and effect without any other change.

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Mr. Richard W. Mora
January 15, 1999
Page 4

     Please confirm your agreement to the foregoing by dating and signing this amendment where indicated below and returning a signed copy to Coastcast.

                              Sincerely,

                              COASTCAST CORPORATION


                              By: /s/ Hans H. Buehler
                                  --------------------------
                                   Hans H. Buehler
                                   Chairman and Chief Executive Officer


Agreed this 15th day of January 1999.


/s/ Richard W. Mora
------------------------------
Richard W. Mora


APPROVAL OF COUNSEL:

SCOTT, REILLY & WHITEHEAD
Attorneys for Richard W. Mora


By:____________________________
   R. Craig Scott, Partner

JEFFER, MANGELS, BUTLER & MARMARO, LLP
Attorneys for Coastcast Corporation


By: /s/ Robert H. Goon
   -----------------------------
   Robert H. Goon, Partner